EXHIBIT 99.1


[COMPANY LOGO APPEARS HERE] NEWS FROM DHB INDUSTRIES INC.
                           400 Post Avenue: Suite 303 Westbury, NY 11590
                           T: 516/997-1155 F: 516/997-1144 www.dhbindustries.com
                           Company Contact: Ishmon Burks, VP iburks@dhbt.com


              DHB INDUSTRIES REPORTS RECORD SECOND QUARTER RESULTS





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[COMPANY LOGO APPEARS HERE] NEWS FROM DHB INDUSTRIES INC.
                           400 Post Avenue: Suite 303 Westbury, NY 11590
                           T: 516/997-1155 F: 516/997-1144 www.dhbindustries.com
                           Company Contact: Ishmon Burks, VP iburks@dhbt.com


WESTBURY, NY - July 28, 2005 - DHB Industries Inc. (AMEX: DHB), which principally operates in the rapidly growing field of body armor, announced today results for the second quarter ended June 30, 2005. DHB posted record second quarter revenues of over $88 million and its 22nd consecutive year-over-year increase in quarterly revenues.

For the second quarter ended June 30, 2005, DHB reported revenues of $88,196,000 as compared to revenues of $86,066,000 in the second quarter of 2004. DHB was cash flow positive, generating $13,252,000 in cash from operations this quarter. During the second quarter of 2004, DHB was cash flow negative, using cash in operations of $16,257,000. Operating income was $12,642,000 as compared to $12,990,000 in the comparable year-ago period. Income available to common stockholders was $7,598,000 as compared to $7,570,000 in the second quarter of 2004. Earnings per share was $0.17 per diluted share as compared to $0.17 per diluted share reported in the year-ago period. The effective tax rate was 35.5% as compared to 39.1% in the second quarter last year. Weighted shares outstanding on a diluted basis were 46,021,501 as compared to 45,739,277 in the comparable 2004 period.

The gross profit margin for the second quarter of 2005 was 27.2% versus 27.7% in the comparable year-ago period. Selling, general and administrative expenses were 12.9% of net sales versus 12.7% of net sales for the second quarter of 2004.

For the six months ended June 30, 2005, DHB reported record revenues of $173,661,000 as compared to revenues of $160,469,000 for the first six months of 2004. DHB was cash flow positive during this period, generating $8,291,000 of cash from operations. During the second quarter of 2004, the Company was cash flow negative, using cash in operations of $19,425,000. Operating income increased to a record $25,213,000 as compared to $23,883,000 in the first six months of 2004. Income available to common stockholders was a record $15,217,000 or $0.33 per diluted share as compared to $13,839,000 or $0.30 per diluted share in comparable period last year. The effective tax rate was 35.5% as compared to 39.6% reported in the comparable six month period of 2004.

Stockholders' equity rose to $92,799,000 at June 30, 2005, a 20.5% increase as compared to $77,026,000 at year-end December 31, 2004 and an increase of 8.9% as compared to $85,201,000 at March 31, 2005.

Commenting on the Company's second quarter performance, General (Ret.) Larry Ellis said, "I am very pleased with the progress we've made this past quarter, as we continue to execute on our strategy to become the leading and trusted provider of protective body armor to the U.S. Armed Forces, and our nation's federal, state and law enforcement agencies. Our second quarter results are indicative of the ongoing demand for our products and reinforce the quality and reliability that our customers have come to depend upon. The management team at DHB remains focused on driving both top-and bottom-line results and we believe our efforts to strengthen our senior staff, improve business processes and expand our market presence both domestically and internationally will lead to enhanced shareholder value over the long-term."


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DHB REPORTS RECORD SECOND QUARTER RESULTS

PAGE 2 OF 5


Sandra Hatfield, the Company's Chief Operating Officer, said, "We continue to work very closely with our customers and partners to ensure that our products and services exceed their expectations. And despite ongoing industry-wide supply issues, we have continued to meet customer demand. I'm encouraged by the strong receptivity our products have received in the market place, and the steps we are taking to drive product innovation."


CONFERENCE CALL:

         DHB will discuss its results during a conference call today to be broadcast live over the Internet starting at 4:30 p.m. eastern daylight time.

            Conference call particulars are as follows:

                        *  Date: Thursday, July 28, 2005

                        * Time: 4:30 p.m. eastern daylight time / 1:30 p.m. pacific daylight time

                        *  Dial-in Number: (866) 271-6130

                        * Live Internet broadcast and replay can be accessed at http//www.dhbindustries.com

Those choosing to listen via the telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator. The Question and Answer section of the conference call will be limited to analysts and institutional investors who called the Company by 4:00 by eastern daylight time on Wednesday, July 27, 2005 to receive an access code.

ABOUT DHB INDUSTRIES INC.

DHB Industries Inc.'s Armor Group is in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (HTTP://WWW.POINTBLANKARMOR.COM) and Protective Apparel Corporation of America
(PACA) (HTTP://WWW.PACABODYARMOR.COM) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department and the California Highway Patrol.


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[COMPANY LOGO GOES HERE]  NEWS FROM DHB INDUSTRIES INC.
                          400 Post Avenue: Suite 303 Westbury, NY 11590
                          T: 516/997-1155 F: 516/997-1144 www.dhbindustries.com
                          Company Contact: Ishmon Burks, VP iburks@dhbt.com


DHB REPORTS RECORD SECOND QUARTER RESULTS

PAGE 3 OF 5

DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains including Wal-Mart, Walgreen's and Kerr Drugs as well as private label distributors such as Meijer, Amerisource, Cardinal Health, and Chain Drug Marketing Association
(CDMA).

DHB maintains facilities in Westbury, NY, Deerfield Beach, FL, Pompano Beach, FL, Oakland Park, FL, Jacksboro, TN and Arlington, VA. To learn more about DHB Industries Inc., visit the website at HTTP://WWW.DHBINDUSTRIES.COM.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN OUR REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

COMPANY CONTACTS:

Ishmon F. Burks, VP                            Glenn Wiener

DHB Industries Inc.                            GW Communications for DHB

516/997-1155 or iburks@dhbt.com                212/786-6011 or gwiener@GWCco.com


           *** STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW ***


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


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)

                                                                 For the Three Months Ended    For the Six Months Ended
                                                                           June 30,                     June 30,
                                                                    2005            2004          2005            2004
                                                                    ------          ------        ------          ----
Net sales                                                          $88,196         $86,066      $173,661        $160,469

Cost of goods sold (includes related party purchases
  of $2,535, $4,917, $11,874, and $8,219, respectively)
                                                                    64,166          62,186       126,244         115,824
                                                                    ------          ------       -------         -------

Gross profit                                                        24,030          23,880        47,417          44,645

Selling, general and administrative expenses                        11,388          10,890        22,204          20,762
                                                                    ------          ------       -------         -------

Income before other income (expense)                                12,642          12,990        25,213          23,883
                                                                    ------          ------       -------         -------

Other income (expense)
Interest expense                                                      (645)           (359)       (1,189)           (658)
Other income                                                            10               4            27              14
                                                                    ------          ------       -------         -------
Total other income (expense)                                          (635)           (355)       (1,162)           (644)
                                                                    ------          ------       -------         -------

Income before income taxes and minority interest                    12,007          12,635        24,051          23,239

Income taxes                                                         4,259           4,936         8,530           9,122
                                                                     -----           -----         -----           -----

Income before minority interest of subsidiary                        7,748           7,699        15,521          14,117

Minority interest of subsidiary                                        (60)            (39)         (124)            (98)
                                                                    ------          ------       -------         -------

Net income                                                           7,688           7,660        15,397          14,019

Dividend - preferred stock                                             (90)            (90)         (180)           (180)
                                                                    ------          ------       -------         -------

Income available to common stockholders                             $7,598          $7,570       $15,217         $13,839
                                                                    ======          ======       =======         =======

Earnings per common share:

Basic shares                                                         $0.17           $0.19         $0.34           $0.34
                                                                     =====           =====         =====           =====
Diluted shares                                                       $0.17           $0.17         $0.33           $0.30
                                                                     =====           =====         =====           =====

Weighted average shares outstanding:
Basic shares                                                    45,300,796      40,808,345    45,297,388      40,776,064
Effect of convertible preferred                                    500,000         500,000       500,000         500,000
Warrants                                                           220,705       4,430,932       269,315       4,164,590
                                                                   -------       ---------       -------       ---------
Diluted shares                                                  46,021,501      45,739,277    46,066,703      45,440,654
                                                                ==========      ==========    ==========      ==========

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                         *** Balance Sheet to Follow ***

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


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                       AS OF JUNE 30, 2005 (UNAUDITED) AND
                        DECEMBER 31, 2004 (In thousands,
                        except share and per share data)

                                                                               June 30,     December 31,
ASSETS                                                                            2005           2004
                                                                                  ----           ----
Current assets
Cash and cash equivalents                                                          $62           $447
Accounts receivable, less allowance for doubtful accounts of
    $762 and $702, respectively                                                 37,640         47,560
Accounts receivable - related party                                                             6,583
Inventories                                                                    101,353         85,973
Deferred income tax assets                                                         615            483
Prepaid expenses and other current assets                                        1,771          1,220
                                                                               -------        -------
Total current assets                                                           141,441        142,266
                                                                               -------        -------

Property and equipment, net                                                      2,477          2,632
                                                                               -------        -------

Other assets
Deferred income tax assets                                                         580            593
Deposits and other assets                                                        1,122            366
                                                                               -------        -------
Total other assets                                                               1,702            959
                                                                               -------        -------
Total assets                                                                  $145,620       $145,857
                                                                              ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of term loan payable                                         $8,000         $4,000
Accounts payable                                                                10,891          8,014
Accrued expenses and other current liabilities                                   7,160          8,350
Income taxes payable                                                             5,373         14,816
                                                                               -------        -------
Total current liabilities                                                       31,424         35,180
                                                                               -------        -------

Long-term liabilities
Notes payable-bank                                                              10,708         25,634
Term loan payable                                                                9,000          6,500
Other liabilities                                                                1,134          1,086
                                                                               -------        -------

Total liabilities                                                               52,266         68,400
                                                                               -------        -------

Commitments and contingencies

Minority interest in consolidated subsidiary                                       555            431

Stockholders' equity
Convertible   preferred  stock,   $0.001  par  value,   5,000,000  shares            1              1
  authorized,  500,000  shares  of Series  A, 12%  convertible  preferred stock issued and outstanding; liquidation preference $3,000
Common stock, $0.001 par value, 100,000,000 shares                                  45             45
  authorized, 45,337,575 and 45,282,536 issued
Additional paid in capital                                                      36,096         35,540
Retained earnings                                                               56,657         41,440
                                                                               -------        -------
Total stockholders' equity                                                      92,799         77,026
                                                                               -------        -------
Total liabilities and stockholders' equity                                    $145,620       $145,857
                                                                              ========       ========
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                                                 *** End ***